Exhibit 10.2

First Amendment to the

Acadia Healthcare Company, Inc.

Incentive Compensation Plan

This Amendment to the Acadia Healthcare Company, Inc. Incentive Compensation Plan (the “Plan”) is adopted by Acadia Healthcare Company, Inc. (the “Company”), effective as of May 19, 2016.

WHEREAS, the Company has established the Plan through which the Company may grant awards of stock options, stock appreciation rights, restricted stock and other stock-based and cash-based awards to directors, officers and other employees of the Company and its subsidiaries, as well as other persons performing consulting or advisory services for the Company; and

WHEREAS, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan by 3,500,000 shares, resulting in a total of 8,200,000 shares that may be granted under the Plan, and to clarify the provisions limiting cash buyouts and share re-pricing for options and stock appreciation rights.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.     By deleting Section 4.1(a) in its entirety and inserting the following in its place and stead:

“4.1	Shares.

(a) The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 8,200,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 8,200,000 shares. With respect to Stock Appreciation Rights settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Participant (based on the difference between the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the exercise price of each Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate and individual share limitations set forth under Sections 4.1(a) and 4.1(b). If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.”

2.     By deleting Section 6.4(l) in its entirety and inserting the following in its place and stead:

“(l) Form of Stock Options; No Re-Pricing. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee. Except as provided in Section 4.2 or Article XII, without stockholder approval the Committee shall not be permitted to (i) amend an outstanding Stock Option to lower or reduce the exercise price thereof; (ii) cancel an outstanding Stock Option when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award for the purpose of re-pricing the Stock Option; or (iii) cancel or accept the surrender of an outstanding Stock Option in exchange for a Stock Option with an exercise price that is less than the exercise price of the cancelled or surrendered Award.”

3.     By deleting Section 7.7 in its entirety and inserting the following in its place and stead:

“7.7 Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate. Except as provided in Section 4.2 or Article XII, and notwithstanding any other provision, without stockholder approval the Committee shall not be permitted to (i) amend an outstanding Stock Appreciation Right to lower or reduce the exercise price thereof; (ii) cancel an outstanding Stock Appreciation Right when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award for the purpose of re-pricing the Stock Appreciation Right; or (iii) cancel or accept the surrender of an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with an exercise price that is less than the exercise price of the cancelled or surrendered Award.”

IN WITNESS WHEREOF, this Amendment is hereby executed by the undersigned officer of the Company, to be effective as of the date first written above.

Acadia Healthcare Company, Inc.

By:	/s/ Christopher L. Howard
Name:	Christopher L. Howard
Title:	Executive Vice President, General Counsel and Secretary